UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS.
On March 15, 2016, Select Comfort Corporation announced that it has appointed Vicki A. O’Meara and Barbara R. Matas to serve on its Board of Directors, effective as of April 25, 2016. Ms. Matas was appointed to the class of directors serving for a term expiring at the 2016 Annual Meeting of Shareholders and is expected to stand for election at that meeting for a three-year term expiring at the 2019 Annual Meeting of Shareholders. Ms. O’Meara was appointed to the class of directors serving for a term expiring at the 2017 Annual Meeting of Shareholders and is expected to stand for election at that meeting for a three-year term expiring at the 2020 Annual Meeting of Shareholders. Ms. O’Meara and Ms. Matas will also each initially be appointed to serve on the Board’s Audit Committee.
Each of Ms. O’Meara and Ms. Matas will receive the standard compensation for Select Comfort’s non-employee directors, as described in more detail in the Summary of Non-Employee Director Compensation filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2016. There is no arrangement or understanding between Ms. O’Meara or Ms. Matas and any other person pursuant to which either of them was appointed as a director. Neither Ms. O’Meara nor Ms. Matas has a direct or indirect material interest in any existing or currently proposed transaction to which Select Comfort Corporation is or may become a party.
In addition to these appointments, the company announced that David Kollat will retire from the board when his current term expires at the 2016 Annual Meeting of Shareholders, after serving more than 20 years as a Select Comfort director. Mr. Kollat will serve in a non-voting advisory role to the board for an additional twelve months, as Director Emeritus. In this capacity, Mr. Kollat will receive compensation in line with that of non-employee directors. Mr. Kollat’s retirement from the Board is not due to any disagreement with Select Comfort.
The size of the Board of Directors will be increased from nine to 11 members at the effective time of the appointment of Ms. O’Meara and Ms. Matas and will then be reduced from 11 to 10 members at the effective time of Mr. Kollat’s retirement.
A press release issued by the Company on March 15, 2016 announcing these appointments to the Board and Mr. Kollat’s retirement from the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

99.1	Press Release dated March 15, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: March 15, 2016	By: /s/ Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.        Description

99.1	Press Release dated March 15, 2016

5